NEWS RELEASE

Contact:

Jeffrey Freedman, Investor Relations

investorrelations@ecostim-es.com

281-531-7200

EcoStim Energy Solutions Reports Third Quarter 2017 Results

HOUSTON, TEXAS – November 10, 2017 - Eco-Stim Energy Solutions, Inc. (NASDAQ: ESES) (“EcoStim” or the “Company”) announced its financial and operating results for the quarter ended September 30, 2017.

RECENT DEVELOPMENTS & THIRD QUARTER 2017 HIGHLIGHTS

●	Company now operating three well stimulation fleets

●	Generated 3Q17 revenue of $13.1 million, a 54% increase over 2Q17 and 519% over 3Q16

●	Started second contract in the STACK play in Oklahoma in mid-October

●	Set monthly record for revenue in October 2017 reaching approximately $7 million for first time in Company history; executed over 120 stages company-wide during October 2017

●	Purchased 50,000 HHP and associated equipment; extending total HHP to approximately 150,000, including 23,000 in Argentina

●	Closed two common stock private placements raising $43 million of aggregate gross proceeds

J. Chris Boswell, President and Chief Executive Officer stated, “The third quarter of 2017 represents continued growth for the Company. We are now operating three well stimulation fleets in two growing markets. We are very excited to have started our contract with Chaparral Energy in the STACK in mid-October and our team has already completed 3 wells, including 80 stages. With respect to our second US spread, we believe that market conditions have improved since we signed the initial contract and that we should be able to re-deploy that crew next year with higher margins and improved utilization. As such, we have actively started to prepare for the repositioning of that fleet to work in the STACK. We are also currently working with our Argentine customer to improve the utilization of our fleet working under our two-year contract in order to improve efficiency and profitability. Together, we believe these initiatives should allow the Company to generate improved cash flow and margins while opening up opportunities to secure incremental contracts at better prices as supply and demand continue to tighten in our markets.”

Quarter Financial Results

The Company’s financial results for the third quarter of 2017 reflect the acceleration of activity in Oklahoma with our first spread working for its first full quarter and initial expenses associated with the start-up of our second contract in Oklahoma. In addition, we experienced our second full quarter under our contract in Argentina where we suffered losses related to certain continuing rental equipment expenses and third-party services which were incurred to support the two-year contract. The Company completed a financing in early July to fund the purchase of additional equipment that is expected to eliminate or substantially reduce rental expenses and certain third-party costs and substantially improve the profitability of the Company’s contracts in both Argentina and Oklahoma. Many of these investments and improvements were made during the third quarter of 2017 and should impact the next two quarters.

For the third quarter of 2017, EcoStim reported a net loss of $6.6 million, or a loss of $0.10 per basic and diluted share, as compared to a net loss of $6.1 million, or a loss of $0.31 per basic and diluted share, reported in the second quarter of 2017. The net loss for the third quarter of 2016 was $4.8 million, or a loss of $0.35 per basic and diluted share. Net loss for the third quarter of 2017 includes approximately $2.5 million of non-cash expenses consisting of depreciation and stock compensation.

Revenues

Revenues in the third quarter of 2017 were $13.1 million compared to $8.5 million for the second quarter of 2017 and $2.1 million for the third quarter of 2016. Revenues from our operations in Argentina accounted for 44%, or $5.8 million of the revenue in the third quarter of 2017; 64% or $5.4 million of the revenue in the second quarter of 2017 and 100% of revenue for the third quarter of 2016. Revenues from our operations in the US accounted for the remaining 56%, or $7.4 million during the third quarter of 2017. During the quarter, we completed 259 stages versus 18 stages in the 3rd quarter of 2016 and 141 stages in the 2nd quarter of 2017. Of these stages, 54 were executed in Argentina during the 3rd quarter of 2017 as compared to 18 in the 3rd quarter of 2016 and 53 in the 2nd quarter of 2017.

Cost of Services

Cost of Services in the third quarter of 2017 were $15.2 million compared to $11.5 million for the second quarter of 2017 and $3.1 million for the third quarter of 2016. Cost of Services from our operations in Argentina accounted for 46% or $7.0 million of the cost of services in the third quarter of 2017, 59% or $6.8 million of the cost of services in the second quarter of 2017 and 100% in the third quarter of 2016. Cost of Services from our operations in the U.S. accounted for the remaining 54% or $8.2 million during the third quarter of 2017.

During the third quarter of 2017, the Company incurred start-up related costs associated with its second spread in Oklahoma and certain third-party charges and rental costs associated with our tight gas contract in Argentina. Start-up and commissioning costs incurred in the US market of approximately $1.3 million resulted in higher total operating costs in the third quarter of 2017. We do not expect to have these initial non-recurring costs in the fourth quarter in relation to our second contract in Oklahoma. In Argentina, third-party charges inclusive of equipment rental costs accounted for approximately $3.2 million of our Cost of Services during the third quarter, which the Company expects to continue to reduce through alternative suppliers, negotiated price/volume agreements and contract modifications.

SG&A Expense

Selling, general and administrative (“SG&A”) expense in the third quarter of 2017 was approximately $2.3 million compared to $2.0 million for the second quarter of 2017 and $1.5 million for the third quarter of 2016. Included in the third quarter of 2017 is approximately $1.1 million in non-cash stock compensation expense. Additionally, the Company incurred incremental legal costs during the quarter related to the protection of certain intellectual property. SG&A expense is primarily related to the sales and administrative offices in Buenos Aires and Neuquén, our district office in Oklahoma, our headquarters in Houston, and the costs associated with being a public company operating both domestically and internationally.

Cash and Total Liquidity

On September 30, 2017, the Company had cash and cash equivalents of approximately $21.7 million, compared to $3.9 million at June 30, 2017 and $1.7 million on December 31, 2016. During the third quarter, the Company closed on two private placements of the Company’s common stock with aggregate gross proceeds of $43 million.

Capital Expenditures

Total capital expenditures during the third quarter of 2017 were approximately $16.9 million compared to $4.2 million in the second quarter of 2017 and $1.2 million in the third quarter of 2016. Capital expenditures during the quarter were primarily related to additional pressure pumping equipment for the Company’s second contract in Oklahoma and to purchase or upgrade equipment needed to improve the performance and margins on our two other contracts.

Conference Call

The Company will host a conference call at 10:00 AM EST, 9:00 AM CST on Friday November 10th, 2017. To participate in the call please dial 877-900-9524 from the United States and Canada, and 412-902-0029 internationally. Participants should dial in five to ten minutes before the scheduled time and must be on a touchtone telephone to ask questions. A replay of the call will be available through December 31, 2017, by dialing 877-660-6853 from the U.S. and Canada, and 201-612-7415 internationally. The replay passcode is 13597819.

About the Company

Eco-Stim Energy Solutions, Inc. is an environmentally focused oilfield service and technology company providing well stimulation and completion services and field management technologies to oil and gas producers. EcoStim’s methodology and technology offers the potential in high cost regions to decrease the number of stages stimulated in shale plays through a process that predicts high probability production zones while confirming those production zones using the latest generation down-hole diagnostic tools. In addition, EcoStim offers its clients completion techniques that can reduce horsepower requirements, emissions and surface footprint. EcoStim seeks to deliver well completion services with better technology, better ecology and significantly improved economics for unconventional oil and gas producers worldwide.

Forward-Looking Statements

Certain statements and information in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” “offer to” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company is preparing for, plans, expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.

For additional information regarding known material factors that could cause our actual results to differ materially from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Investors should carefully consider the risk factors included in our filings, and should keep in mind the cautionary statements in this press release and in our filings.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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ECO-STIM ENERGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,694,871	$1,731,364
Accounts receivable	8,512,441	2,865,707
Inventory	4,635,954	2,047,163
Prepaids and other assets	6,623,882	1,950,539
Total current assets	41,467,148	8,594,773

Property, plant and equipment, net	68,298,115	38,382,391
Other non-current assets	244,317	325,756
Total assets	$110,009,580	$47,302,920

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,188,636	$2,453,551
Accrued expenses	4,712,820	4,503,180
Short-term notes payable	1,284,865	2,000,000
Current portion of long-term notes payable	568,994	—
Current portion of capital lease payable	876,003	789,166
Total current liabilities	27,631,318	9,745,897

Non-current liabilities:
Long-term notes payable	875,919	21,737,404
Long-term capital lease payable	151,017	766,687
Total non-current liabilities	1,026,936	22,504,091

Stockholders’ equity
Common stock	74,364	14,485
Additional paid-in capital	143,611,942	59,556,505
Treasury stock	(57,469)	(57,469)
Accumulated deficit	(62,277,511)	(44,460,589)
Total stockholders’ equity	81,351,326	15,052,932

Total liabilities and stockholders’ equity	$110,009,580	$47,302,920

ECO-STIM ENERGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$13,120,229	$2,117,977	$24,210,545	$6,289,461

Operating cost and expenses:
Cost of services	15,243,898	3,058,554	30,621,029	7,764,719
Selling, general, and administrative	2,289,973	1,459,865	5,780,682	4,612,937
Research and development	126,225	129,013	330,017	403,828
Depreciation and amortization expense	1,936,324	1,238,370	4,700,835	3,354,560
Total operating costs and expenses	19,596,420	5,885,802	41,432,563	16,136,044
Operating loss	(6,476,191)	(3,767,825)	(17,222,018)	(9,846,583)

Other income (expense):
Interest expense	(60,566)	(932,232)	(1,767,181)	(3,064,159)
Interest forgiven	‒	‒	634,477	‒
Other expense	(103,306)	(33,031)	(95,459)	(205,465)
Total other expense	(163,872)	(965,263)	(1,228,163)	(3,269,624)

Benefit (provision) for income taxes	‒	(72,237)	633,259	(216,710)

Net loss	$(6,640,063)	$(4,805,325)	$(17,816,922)	$(13,332,917)

Basic and diluted loss per share	$(0.10)	$(0.35)	$(0.30)	$(0.98)

Weighted average number of common shares outstanding-basic and diluted	66,579,514	13,634,476	58,692,699	13,597,940

ECO-STIM ENERGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Operating Activities
Net loss	$(17,816,922)		$(13,332,917)
Depreciation and amortization	4,700,835		3,354,560
Amortization of debt discount and loan origination cost	442,255		191,647
Stock based compensation	1,130,113		566,821

Changes in operating assets and liabilities:
Accounts receivable	(5,646,734)		3,793,387
Inventory	(2,588,791)		(400,892)
Prepaids and other assets	(2,238,350)		989,327
Accounts payable and accrued expenses	8,593,714		(194,077)
Net cash used in operating activities	(13,423,880)		(5,032,144)

Investing Activities
Purchase of equipment	(24,696,048)		(3,942,516)
Net cash used in investing activities	(24,696,048)		(3,942,516)

Financing Activities
Proceeds from sale of common stock, net	41,789,604		1,488,534
Proceeds from notes payable	18,875,292		194,611
Payments on notes payable	(2,000,000)		(2,284,882)
Payments on capital lease	(581,461)		(505,907)
Purchase of treasury stock	‒		(37,175)
Net cash provided by (used in) financing activities	58,083,435		(1,144,819)

Net increase (decrease) in cash and cash equivalents	19,963,507		(10,119,479)
Cash and cash equivalents, beginning of period	1,731,364		11,742,489
Cash and cash equivalents, end of period	$21,694,871		$1,623,010

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$279,850		$3,382,069
Cash paid during the year for income taxes	$215,544		$94,834

Non-cash transactions
Property plant and equipment additions in accounts payable	$9,351,016		$2,691,444
Notes payable settled through recapitalization	$22,000,000	$	‒
Conversion of debt to equity	$41,354,301	$	‒
Interest forgiven from convertible debt	$634,477	$	‒
Note payable equipment purchase	$2,573,612	$	‒

Non-GAAP Financial Information:

We use EBITDA and adjusted EBITDA to evaluate, assess and benchmark our operational results. We believe that adjusted EBITDA, a non-GAAP financial measure, is a useful measure of operating performance because it excludes items that we do not consider indicative of our core performance. Non-GAAP measures should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. EBITDA and adjusted EBITDA exclude some, but not all items that affect net income and operating income.

EBITDA is defined as net loss with adjustments for depreciation and amortization, interest expense and income tax provision. Adjusted EBITDA used by the Company is defined as EBITDA plus adjustments for foreign exchange, other expense (income), and non-cash stock-based compensation expense.

ECO-STIM ENERGY SOLUTIONS, INC.

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

The following table presents a reconciliation of EBITDA and adjusted EBITDA to net loss, which is the most comparable GAAP performance measure, for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(6,640,063)	$(4,805,325)	$(17,816,922)	$(13,332,917)

Depreciation and amortization	1,936,324	1,238,370	4,700,835	3,354,560
Interest expense (income)	60,566	932,232	1,767,181	3,064,159
Interest forgiven	—	‒	(634,477)	‒
Provision (Benefit) for income taxes	‒	72,237	(633,259)	216,710
EBITDA	(4,643,173)	(2,562,486)	(12,616,642)	(6,697,488)

Foreign exchange	39,115	103,911	64,173	831,588
Other expense (income)	64,190	(70,880)	31,286	626,123
Stock based compensation	578,753	134,424	1,130,113	566,821

Adjusted EBITDA	$(3,961,115)	$(2,395,031)	$(11,391,070)	$(4,672,956)

Reportable Segment Information (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Argentina	$5,750,853	$2,117,977	$13,748,447	$6,289,461
United States	7,369,376	‒	10,462,098	‒
Total Revenue	$13,120,229	$2,117,977	$24,210,545	$6,289,461

Cost of services:
Argentina	7,054,471	3,058,554	17,225,253	7,764,719
United States	8,189,427	‒	13,395,776	‒
Total Cost of services	$15,243,898	$3,058,554	$30,621,029	$7,764,719

Gross margin:
Argentina	(1,303,618)	(940,577)	(3,476,806)	(1,475,258)
United States	(820,051)	‒	(2,933,678)	‒
Total Gross margin	$(2,123,669)	$(940,577)	$(6,410,484)	$(1,475,258)